As filed with the Securities and Exchange Commission on July 17, 2025

Registration No. 333-99973

Registration No. 333-119509

Registration No. 333-139023

Registration No. 333-144671

Registration No. 333-161959

Registration No. 333-187660

Registration No. 333-201874

Registration No. 333-211656

Registration No. 333-229453

Registration No. 333-235580

Registration No. 333-280660

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-99973

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-119509
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-139023

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144671

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161959

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-187660
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-201874

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-211656

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-229453

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-235580
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-280660

UNDER THE SECURITIES ACT OF 1933

iCAD, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0377419 (I.R.S. Employer Identification No.)

2 Townsend West Suite 6 Nashua, New Hampshire (Address of Principal Executive Offices)	03063 (Zip Code)

iCAD, Inc. 2001 Stock Option Plan

iCAD, Inc. 2002 Stock Option Plan

Intelligent Systems Software, Inc. 2001 Stock Option Plan

Non-Plan Stock Options

iCAD, Inc. 2004 Stock Incentive Plan

iCAD, Inc. 2005 Stock Incentive Plan

Non-Plan Options Granted to Certain Employees

iCAD, Inc. 2007 Stock Incentive Plan

iCAD, Inc. 2012 Stock Incentive Plan

iCAD, Inc. 2012 Stock Incentive Plan, as amended

iCAD, Inc. 2016 Stock Incentive Plan

iCAD, Inc. 2016 Stock Incentive Plan as amended

iCAD, Inc. 2019 Employee Stock Purchase Plan

iCAD, Inc. 2024 Omnibus Equity Incentive Plan

(Full title of the plan)

Mark D. Stolper

Chief Financial Officer

iCAD, Inc.

2 Townsend West

Suite 6

Nashua, New Hampshire 03063

((Name and address of agent for service)

(603) 882-5200

(Telephone number, including area code, of agent for service)

With a copy to:

Andrew Moore

Jonathan S. Schulman

Christopher Wassman

Perkins Coie LLP

1301 Second Avenue, Suite 4200

Seattle, Washington 98101

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by iCAD, Inc. (“iCAD” or the “registrant”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-99973, filed with the SEC on September 20, 2002, registering 3,390,000 shares of iCAD’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the iCAD, Inc. 2001 Stock Option Plan, the iCAD, Inc. 2002 Stock Option Plan, the Intelligent Systems Software, Inc. 2001 Stock Option Plan and the Non-Plan Stock Options granted to certain officers, directors and employees of iCAD.
•	Registration Statement No. 333-119509, filed with the SEC on October 4, 2004, registering 1,000,000 shares of Common Stock issuable pursuant to the iCAD, Inc. 2004 Stock Incentive Plan.
•	Registration Statement No. 333-139023, filed with the SEC on November 30, 2006, registering 2,694,750shares of Common Stock issuable pursuant to the iCAD, Inc. 2005 Stock Incentive Plan and upon exercise of Non-Plan Options Granted to Certain Employees.
•	Registration Statement No. 333-144671, filed with the SEC on July 18, 2007, registering 2,250,000 shares of Common Stock issuable pursuant to the iCAD, Inc. 2007 Stock Incentive Plan.
•	Registration Statement No. 333-161959, filed with the SEC on September 16, 2009, registering 3,000,000 shares of Common Stock issuable pursuant to the iCAD, Inc. 2007 Stock Incentive Plan.
•	Registration Statement No. 333-187660, filed with the SEC on April 1, 2013, registering 600,000 shares of Common Stock issuable pursuant to the iCAD, Inc. 2012 Stock Incentive Plan.
•	Registration Statement No. 333-201874, filed with the SEC on February 4, 2015, registering 1,245,000 shares of Common Stock issuable pursuant to the iCAD, Inc. 2012 Stock Incentive Plan, as amended by Amendment No. 1.
•	Registration Statement No. 333-211656, filed with the SEC on May 26, 2016, registering 1,700,000 shares of Common Stock issuable pursuant to the iCAD, Inc. 2016 Stock Incentive Plan.
•	Registration Statement No. 333-229453, filed with the SEC on January 31, 2019, registering 900,000 shares of Common Stock issuable pursuant to the iCAD, Inc. 2016 Stock Incentive Plan as amended December 2018.
•	Registration Statement No. 333-235580, filed with the SEC on December 19, 2019, registering 950,000 shares of Common Stock issuable pursuant to the iCAD, Inc. 2019 Employee Stock Purchase Plan.
•	Registration Statement No. 333-280660, filed with the SEC on July 2, 2024, registering 4,100,000 shares of Common Stock issuable pursuant to the iCAD, Inc. 2024 Omnibus Equity Incentive Plan and the iCAD, Inc. 2016 Stock Incentive Plan, as amended.

The share numbers listed above do not reflect the registrant’s 1-for-5 reverse stock split, effected on August 15, 2012.

On July 17, 2025, pursuant to the Agreement and Plan of Merger, dated April 15, 2025, by and among RadNet, Inc., a Delaware corporation (“RadNet”), Trio Merger Sub, Inc., a wholly-owned subsidiary of RadNet and a Delaware corporation (“Merger Sub”), and iCAD, Merger Sub merged with and into iCAD, with iCAD surviving as a wholly-owned subsidiary of RadNet.

As a result of the transactions contemplated by the Merger Agreement, iCAD has terminated all of the offerings and sales of iCAD’s securities pursuant to the Registration Statements. In accordance with the undertakings made by iCAD in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities of iCAD registered under such Registration Statements which remain unsold at the termination of the offering, iCAD hereby removes from registration, by means of these Post-Effective Amendments, all of the securities of iCAD registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and iCAD hereby terminates the effectiveness of each of the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on the 17th day of July, 2025.

iCAD, Inc.

/s/ Mark D. Stolper
By:	Mark D. Stolper
Title:	Chief Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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